October 26, 2005

The Bank of New York,

as Trustee

Re:	Cancellation of Investor Certificates (or interests therein)
Citibank Omni-S Master Trust
(formerly known as the Sears Credit Account Master Trust II)

Ladies and Gentlemen:

Reference is made to the Pooling and Servicing Agreement dated as of July 31, 1994 by and among Citibank (South Dakota), National Association, a national banking association (as successor to Sears, Roebuck and Co.), as Servicer (the "Servicer"), Citi Omni-S Finance LLC, a Delaware limited liability company (as successor to SRFG, Inc.) as Seller (the "Seller") and The Bank of New York, a New York banking corporation (as successor to Bank One National Association (formerly The First National Bank of Chicago)), as Trustee (the "Trustee"), as amended by Amendment No. 8, dated as of October 24, 2005, among the Seller, the Servicer and the Trustee (as so amended, the "Pooling and Servicing Agreement").

Pursuant to Section 6.16 of the Pooling and Servicing Agreement, Citi Omni-S Finance LLC, as Seller, hereby notifies you that it owns the Investor Certificates (or interests therein) identified on Schedule A attached hereto and instructs you to cancel such Investor Certificates (or interests therein) in exchange for a corresponding increase in the Seller Interest, such cancellation to be effective as of October 31, 2005.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

Citi Omni-S Finance LLC,
as Seller

By: /s/ Douglas C. Morrison
Name: Douglas C. Morrison
Title: President

Attachment: Schedule A

[Cancellation Notice to Trustee]

Schedule A

Omni-S Certificate Cancellation Summary

Series	Class	Cusip	Amount of Certificates to Cancel
1996-5	Class A	81234C-AY-7	$353,795,000
1996-5	Class B	81234C-AZ-4	$-
1996-5	Class C	n/a	$78,189,369
1999-3	Class B	n/a	$28,250,000
1999-3	Class C	n/a	$13,234,187
2000-2	Class C	n/a	$31,751,500
2000-4	Class A	81234C-BT-7	$305,770,000
2000-4	Class B	81234C-BU-4	$24,767,370
2000-4	Class C	n/a	$58,549,605
2001-1	Class A	81234C-BV-2	$554,770,000
2001-1	Class B	81234C-BW-0	$45,306,217
2001-1	Class C	n/a	$110,483,292
2001-3	Class A	81234C-BZ-3	$575,000,000
2001-3	Class B	81234C-CA-7	$20,000,000
2001-3	Class C	n/a	$110,382,325
2002-2	Class A	81234C-CD-1	$461,790,000
2002-2	Class B	81234C-CE-9	$37,558,920
2002-2	Class C	n/a	$88,338,706
2002-3	Class A	81234C-CF-6	$396,201,000
2002-3	Class AX	81234C-CM-1	$400,000,000
2002-3	Class B	81234C-CG-4	$31,988,482
2002-3	Class BX	n/a	$33,300,000
2002-3	Class C	n/a	$157,708,075
2002-5	Class B	81234C-CL-3	$50,000,000
2002-5	Class C	n/a	$146,806,154
			4,113,940,202